UNITED STATES
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Ellington Credit Company

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Ellington Credit Hosts Conference Call to Discuss Third Quarter 2024 Results
On November 13, 2024, Ellington Credit Company (the "Company") held a conference call to discuss the Company's financial results for the quarter ended September 30, 2024 (the "Earnings Call").
On the Earnings Call, the Company made statements related to its previously announced strategic transformation, including, subject to shareholder approval of certain matters, its planned conversion to a closed-end fund (a "CEF") registered under the Investment Company Act of 1940, as amended that would be treated as a regulated investment company (a "RIC") under the Internal Revenue Code of 1986, as amended and the completion of the Company's planned transition from an MBS-focused company to a CLO-focused company (collectively with the CEF and RIC conversions, the "Conversion"). Information related to the strategic transformation and the Conversion is referred to herein as the "Solicitation Information."
The following are the excerpts from the Earnings Calls that contained Solicitation Information:
ALAAEL-DEEN SHILLEH:
"Any figures relating to the current status of the shareholder vote are made as of this morning. Such figures are subject to change based on a variety of factors, including the ability of shareholders to change or revoke their votes, which they are entitled to do at any time prior to the annual meeting, and our tabulator finalizing its report."
LAURENCE PENN:
"I’ll start with an update on the shareholder vote related to our Strategic Transformation. As you’ve seen, we have postponed the annual shareholder meeting as we work to accumulate the required votes to approve the conversion of EARN to a Delaware closed-end fund. Shareholder support for the conversion has been overwhelmingly positive – based on voting results as of this morning, the three conversion-related proposals have approval rates above 92%, and over 95% if you don’t include abstentions. However, in order to pass two of the three proposals, we need “FOR” votes from a majority of all shares outstanding, not just of votes cast, and as of this morning we are still short of that threshold. On those proposals, we currently have about 10.5 million FOR votes, but we still need a little more than 2 million additional FOR votes in order for them to pass. I should note that these approval rates are unofficial and preliminary and shareholders can change their vote at any time prior to the annual meeting.
Both ISS and Glass Lewis, the leading independent proxy advisory services, have unanimously recommended “FOR” votes on all the conversion-related proposals, as they recognize the benefits to EARN’s shareholders of the conversion. On slide 4 we highlight some of the anticipated benefits to shareholders of the transformation, which include better projected risk-adjusted returns over the long term and enhanced access to the capital markets, while also affording shareholders with the additional protections provided by the 1940 Act.
Furthermore, as a registered investment company, we would generally not be subject to corporate income tax. With our current status as a taxable C-Corp, we are subject to a small level of corporate income tax, but we will be subject to the full corporate tax level after our NOLs burn off. Also, until we convert to a RIC, we also need to continue to hold a portfolio of Agency MBS pools to maintain our exemption from the 1940 Act, and thus that keeps us from completing the full transition of our investment portfolio to corporate CLOs.
To those who have voted already, thank you, and to those with unvoted proxies, please submit your vote as soon as possible."
CHRISTOPHER SMERNOFF:
"....While the swap benefit should continue to burn off as we finish our rotation out of Agency MBS and into CLOs, the wide NIMs of the CLOs themselves are a counterbalance...
...As a reminder, in connection with our strategic transformation we revoked our REIT election effective January 1st of this year, and we are currently operating as a taxable C-Corp...
...After our conversion to a closed-end fund/RIC, we will generally not be subject to corporate income tax."
MARK TECOTZKY:

"By quarter end, nearly 60% of our capital was allocated to CLOs. However, until we complete EARN’s conversion to a RIC, I’ll note that our ability to increase our CLO capital allocation much above that 60% level is limited by the requirement to stay exempt from the 1940 Act, which requires us to maintain that core portfolio of Agency pools. So from here, we will stay largely invested in the current MBS portfolio until the conversion occurs, capturing the available Agency NIM, and we’ll only really be net selling MBS to add CLOs to the extent we have room. Meanwhile, we’ve continued to make our Agency MBS portfolio incrementally more liquid, and once we attain the requisite approvals for the conversion, we will sell down our remaining Agency MBS portfolio and complete the rotation to CLOs."
LAURENCE PENN:
"We very much look forward to completing our RIC conversion. I strongly believe that our strategic transformation will generate superior risk-adjusted returns for Ellington Credit shareholders. If you haven’t voted yet, please do so, and as always, we are happy to answer any questions. I continue to be encouraged by how positive our conversations with investors and analysts have been following the announcement of the transformation earlier this year."
______________________________________________________________________________________________
In connection with the Earnings Call, the Company also made available to investors an investor presentation containing Solicitation Information (such investor presentation, the "IP"). The following are the portions of the IP that contained Solicitation Information:

# Strategic Transformation Update

EARN
ELLINGTON CREDIT COMPANY

**Completed**

## 1 CLO Proof of Concept

- Ellington[1] has a longstanding track record of investing in the CLO sector across a wide variety of market conditions
- EARN began acquiring corporate CLOs in Sept. 2023, in a sector that we believe will provide greater risk-adjusted return potential for our shareholders over the long term, with less volatility, compared to Agency MBS
- Generated positive returns on CLO debt and equity investments through year end 2023
- Size of CLO portfolio capped by REIT qualification testing
- Maintained $0.08 per common share regular monthly dividend
- CLO portfolio at 12/31/23: $17 million

**Completed**

## 2 Rotate Additional Capital to CLOs

- Revoked REIT election effective 1/1/24 to enable further accumulation of CLO investments
- CLO investments continued to generate positive returns
- Changed company name to Ellington Credit Company to reflect new strategy
- Continued to reallocate capital from liquid Agency MBS pools to CLO debt and equity, but size of CLO portfolio now restricted by maintaining exemption from 1940 Act
- Operate as a taxable C-Corp while taking advantage of significant existing net operating loss carryforwards to offset the majority of our U.S. federal taxable income
- Maintained $0.08 per common share regular monthly dividend
- CLO portfolio at 9/30/24: $144.5 million

**In Progress/Upcoming**

## 3 Complete Transition to CLO Closed-End Fund/RIC

- Shareholder approval of certain matters is required to convert to a closed-end fund/RIC and complete our portfolio rotation from Agency MBS to CLOs
- Shortly before conversion becomes effective, sell remaining liquid Agency MBS pools and reduce leverage to comply with 1940 Act limitations
- Once we convert to a RIC, we will generally not be subject to corporate level income taxes, in contrast to our interim status as a C-Corp
- Expect to maintain $0.08 per common share regular monthly dividend
- ISS and Glass Lewis, along with our Board of Trustees, recommend "FOR" votes on the conversion-related proposals

Q3 2024 EARNINGS 3

EARN
ELLINGTON CREDIT COMPANY

# Anticipated Benefits to Shareholders of Pivot to CLOs and Conversion to RIC

- Greater risk-adjusted return potential over the long term
- Enhanced access to the capital markets and more channels for potential growth
- Benefit from Ellington's longstanding experience investing in corporate CLOs
- Lower leverage; significantly less interest rate hedging required
- As a RIC, generally not subject to corporate income tax
- Anticipate more favorable cost of capital as a RIC, to support future earnings
- Afford shareholders the additional protections provided by the 1940 Act

Q3 2024 EARNINGS

4

# Ellington's CLO Experience and EARN's CLO Portfolio Growth

EARN
ELLINGTON CREDIT COMPANY

## Ellington's CLO Experience

| | |
|---|---|
| Strategy Inception: | 2012 |
| Investment Professionals: | 6 |
| Avg. years of industry experience for senior investment professionals[1]: | 21 |

- Ellington has extensive experience successfully managing CLO investments, including deep credit, structural, and fundamental analysis, understanding of market technicals and dynamics, and strong risk management
- Ellington employs both proprietary and third-party models and systems to guide its CLO investment process, enabling real-time analysis of investment opportunities and associated risks across various scenarios

## EARN's CLO Portfolio Growth Over Time

$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
9/30/2023
CLO Notes: $3.8M
Total: 3.8M
12/31/2023
CLO Notes: $14.5M
CLO Equity: $2.9M
Total: $17.4M
3/31/2024
CLO Notes: $33.8M
CLO Equity: $11.3M
Total: $45.1M
6/30/2024
CLO Notes: $45.1M
CLO Equity: $40.0M
Total: $85.1M
9/30/2024
CLO Notes: $69.7M
CLO Equity: $74.8M
Total: $144.5M
9/30/2023
12/31/2023
3/31/2024
6/30/2024
9/30/2024
CLO Notes
CLO Equity

- EARN's CLO portfolio has grown to $144.5 million as of 9/30/24, representing approximately 58% of our capital allocation[2]

Q3 2024 EARNINGS 5

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Proxy Statement was mailed to all shareholders of record as of the close of business on the Record Date that were entitled to receive notice of and vote at the Annual Meeting. In addition, the Proxy Statement is available free of charge at the SEC’s website located at www.sec.gov.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS SUCH DOCUMENTS AND FILINGS CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING.
About Ellington Credit Company
Ellington Credit Company, formerly known as Ellington Residential Mortgage REIT, was initially formed as a real estate investment trust ("REIT") that invested primarily in residential mortgage-backed securities ("MBS"). On March 29, 2024, the Company’s Board of Trustees approved a strategic transformation of its investment strategy to focus on corporate collateralized loan obligations (“CLOs”), with an emphasis on mezzanine debt and equity tranches (the "Strategic Transformation"). In connection with this transformation, the Company revoked its election to be taxed as a REIT effective January 1, 2024, and rebranded to Ellington Credit Company. The Company intends, subject to shareholder approval of the proposals that would allow the Company to complete the Conversion (such proposals, the "Conversion Proposals"), and complete its transition from an MBS-focused company to a CLO-focused company later in 2024.
Ellington Credit Company is externally managed and advised by Ellington Credit Company Management LLC, an affiliate of Ellington Management Group, L.L.C. (collectively, “Ellington”).
Important Additional Information and Where to Find It
In connection with the Conversion Proposals and the Annual Meeting, the Company has filed with the SEC a definitive proxy statement on Schedule 14A, as amended by Amendment No. 1 thereto filed with the SEC on October 1, 2024 and Amendment No. 2 thereto filed with the SEC on October 23, 2024 (as further amended, supplemented or otherwise modified from to time, collectively, the "Proxy Statement"). The Proxy Statement contains important information about the Company, the Conversion Proposals and related matters. This release is for information purposes only and is not an offer to sell any securities and is not soliciting an offer to buy any securities. The information contained in this release does not constitute or form part of any offer for sale or subscription of or solicitation or invitation of any offer to buy or subscribe for any securities, nor shall it or any part of it form the basis of or be relied on in connection with any contract or commitment whatsoever.
This release relates to the Proxy Statement that the Company has filed with the SEC and mailed to shareholders. The information relates to the proposals for which the Company seeks shareholder approval in the Proxy Statement, including the Conversion Proposals (the “Proposals”). The Proxy Statement contains important information about the Company, Ellington, the Proposals and related matters. Shareholders are urged to read carefully and in their entirety all relevant documents filed with the SEC, including the Proxy Statement, as well as any amendments or supplements thereto, because they contain important information about the Company, Ellington, the Proposals and related matters. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT ARE FILED OR MAY BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AND THE PROPOSALS. Shareholders will be able to obtain the documents filed with the SEC free of charge from the SEC’s website (www.sec.gov). Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.ellingtoncredit.com.
Participants in the Solicitation Relating to the Conversion Proposals
The Company and certain of its respective directors and executive officers and certain other affiliates of the Company may be deemed to be participants in the solicitation of proxies from the common shareholders of the Company in respect of the Conversion Proposals. Information regarding the Company and its trustees and executive officers and their ownership of common stock of the Company can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024 and amended on April 12, 2024, and the Proxy Statement. These documents are available free of charge on the SEC’s website and from the Company, using the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of the Company's investments, market volatility, changes in the default rates on corporate loans, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, our ability to pivot our investment strategy to focus on collateralized loan obligations ("CLOs"), a deterioration in the CLO market, our ability to utilize our net operating loss carryforwards, our ability to convert to a closed end fund/RIC, including our ability to obtain shareholder approval of our conversion to a closed end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K, which can be accessed through the link to the Company's SEC filings under "For Investors" on the Company's website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.